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                  Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:
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                                          State of Incorporation              Name Under Which
         Subsidiary                          or Organization                Business is Conducted
         ----------                          ---------------                ---------------------

Fulton Bank                                    Pennsylvania                  Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Farmers Trust Bank                             Pennsylvania                  Farmers Trust Bank
817 Cumberland Street
Lebanon, Pennsylvania 17042

Swineford National Bank                        Pennsylvania                  Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Bank                                 Pennsylvania                  Lafayette Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial                               Pennsylvania                  Fulton Financial
     Realty Company                                                               Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Life                                    Arizona                       Fulton Life
     Insurance Company                                                            Insurance Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

FNB Bank, N.A.                                 Pennsylvania                  FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Great Valley Savings Bank                      Pennsylvania                  Great Valley
210 North 5th Street.                                                             Savings Bank
P. O. Box 1342
Reading, Pennsylvania 19603

Hagerstown Trust Company                       Maryland                      Hagerstown Trust
83 West Washington Street                                                         Company
Hagerstown, Maryland 21740

Central Pennsylvania                           Pennsylvania                  Central Pennsylvania
     Financial Corp.                                                              Financial Corp.
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

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            Exhibit 21 - Subsidiaries of the Registrant (Continued)
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                                        State of Incorporation              Name Under Which
         Subsidiary                        or Organization                Business is Conducted
         ----------                     ----------------------            ---------------------

Delaware National Bank                         Delaware                      Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank of Gloucester County                  New Jersey                    The Bank of
100 Park Avenue                                                                   Gloucester County
P.O. Box 832
Woodbury, NJ 08096

FFC Management, Inc.                           Delaware                      FFC Management, Inc.
900 Market Street, Second Floor
Wilmington, DE 19801

The Woodstown National                         New Jersey                    The Woodstown National
     Bank and Trust Company                                                       Bank and Trust Company
1 South Main Street
Woodstown, NJ 08098

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